                                                                     EXHIBIT 4.4


                           SOFTWARE AG SYSTEMS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                     (TO BE EFFECTIVE AS OF JUNE 1, 1998)


                                   ARTICLE I
                         PURPOSE AND SCOPE OF THE PLAN

1.1     PURPOSE
        -------

        The purpose of this Plan is to provide Employees of the Corporation and its Designated Affiliates with an opportunity to purchase shares of Common Stock of the Corporation and thereby to encourage Employee participation in the ownership and economic success of the Corporation. It is the Corporation's intention that this Plan qualify as an employee stock purchase plan under
Section 423 of the Code and be construed in a manner consistent with the requirements of such section.

1.2     DEFINITIONS
        -----------

        In this Plan, except where the context otherwise indicates, the following definitions apply:

        (a) "Affiliate" means a parent or subsidiary corporation of the Corporation, as defined in Sections 424(e) and (f) of the Code (but substituting "the Corporation" for "employer corporation"), including parents or subsidiaries of the Corporation which become such after adoption of the Plan.

        (b) "Board of Directors" or "Board" means the Board of Directors of the Corporation.

        (c) "Business Day" means a day on which the New York Stock Exchange, Inc. is open for business.

        (d) "Code" means the Internal Revenue Code of 1986, as amended.

        (e) "Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

        (f) "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

        (g) "Corporation" means Software AG Systems, Inc., a Delaware corporation.

        (h) "Compensation" means the base salary (consisting of regular straight time gross earnings, including holiday, vacation and sick pay and any salary reduction contribution by an Employee to a plan described in Section 401(k) or Section 125 of the Code that is maintained by the Corporation or a Designated Affiliate), commissions, bonuses and payments for overtime, shift premiums and shift differentials paid to an Employee by the Corporation or a Designated Affiliate in accordance with established payroll procedures. By way of illustration and not by way of limitation, "Compensation" shall not include relocation assistance payments, geographical hardship pay, noncash prizes, awards and remuneration, automobile allowances, severance-type payments, deferred compensation, income realized as a result of participation in any stock option, stock purchase or similar plan maintained by the Corporation or a Designated Affiliate, contributions by the Corporation or a Designated Affiliate to a plan described in Section 401(k) or Section 125 of the Code that is maintained by the Corporation or a Designated Affiliate and other special payments or reimbursements.

        (i) "Designated Affiliate" means Software AG Americas, Inc. and any other Affiliate which has been designated by the Board or the Committee as eligible to participate in the Plan.

        (j) "Employee" means any person who is an employee of the Corporation or a Designated Affiliate for at least twenty (20) hours per week uninterrupted by a termination of or absence from employment, other than any leave of absence from employment agreed to in writing by the Corporation or such Designated Affiliate, as the case may be, provided that such leave is for a period of not more than ninety
            (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (l) "Exercise Date" means May 31 and November 30 of each Plan Year provided, however, that if any Exercise Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Exercise Date shall be the first Business Day following such Exercise Date.

        (m) "Fair Market Value" means the mean between the highest and lowest quoted selling price per share of the Common Stock on the New York Stock Exchange on the applicable date as reported by the Wall Street Journal, or if no such prices are reported for that day, on the last preceding day for which such prices are reported, or such other reasonable method of determining fair market value adopted in good faith by the Committee.

        (n) "Human Resources Department" means the department of the Corporation responsible for the day-to-day administration of and recordkeeping for the Plan.

        (o) "Offering Date" means June 1 and December 1 of each Plan Year, provided, however, that if any Offering Date shall not be a Business Day in any Plan Year, then for purposes of that Plan Year such Offering Date shall be the first Business Day following such Offering Date.

        (p) "Option Period" or "Period" means the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

        (q) "Option Price" means the purchase price of shares of Common Stock hereunder as provided in Section 3.1.

        (r) "Participant" means any Employee who (i) is eligible to participate in the Plan under Section 2.1 and (ii) elects to participate pursuant to Section 2.1.

        (s) "Plan" means the Corporation's Employee Stock Purchase Plan, as the same may be amended from time to time.

        (t) "Plan Account" or "Account" means an account established and maintained in the name of each Participant.

        (u) "Plan Year" means the twelve (12) month period beginning June 1 and ending on the following May 31.

        (v)  "Securities Act" means the Securities Act of 1933, as amended.

        (w) "Stock Purchase Agreement" means a written agreement in the form prescribed by the Committee which must be completed and executed by an Employee who elects to participate in the Plan.

1.3     ADMINISTRATION OF PLAN
        ----------------------

        Subject to oversight by the Board of Directors, the Committee shall supervise and administer the Plan. Subject to the provisions of the Plan, the Committee shall have plenary authority and full power to construe and interpret the Plan and any Stock Purchase Agreement, to prescribe, adopt, amend and rescind rules and regulations not inconsistent with the Plan or the Code relating to and, in the Committee's discretion, deemed desirable and appropriate for, the administration of the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. A member of the Committee who is eligible to participate in the Plan shall not vote on any question or matter relating specifically to such member. The Committee shall adopt the form of Stock Purchase Agreement and all notices required under the Plan. The interpretations, determinations and decisions of the Committee in respect to the Plan shall be final, binding and conclusive. The Committee shall have the authority to appoint an Employee or any other person or entity to manage the Plan and to delegate to such person or entity such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.

1.4     EFFECTIVE DATE OF PLAN
        ----------------------

        The Plan and any amendment thereto shall become effective on the date established for that purpose by the Board, if prior to that date the Plan or any such amendment, as the case may be, (i) has been adopted by the Board and (ii) if required by applicable law or the rules of the securities exchange upon which the Common Stock is then listed, has been approved by the stockholders of the Corporation, provided, however, that with respect to the effective date of the Plan such stockholder approval is obtained within twelve (12) months after the Plan is adopted by the Board. The date established by the Board as the effective date of the Plan or any amendment thereto shall be an Offering Date.

1.5     TERM OF PLAN
        ------------

        Unless sooner terminated pursuant to Section 4.3 or Section 6.3, the Plan shall terminate on the earlier of the tenth anniversary of the date on which the Plan is adopted by the Board or approved by the stockholders of the Corporation. Upon any termination of the Plan, the amount, if any, in each Participant's Account shall be refunded to each such Participant or, in cases where such a refund may not be possible, otherwise disposed of in accordance with policies and procedures prescribed by the Committee.


                                  ARTICLE II
                                 PARTICIPATION

2.1     ELIGIBILITY
        -----------

        Each Employee shall be eligible to participate in the Plan as of the first Offering Date after becoming an Employee and may become a Participant as of such Offering Date by executing and filing a Stock Purchase Agreement with the Human Resources Department prior to such Offering Date. Notwithstanding any other provision of this Plan, no Employee may participate in the Plan if, immediately after an Offering Date such Employee would be deemed for purposes of
Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Affiliate.

2.2     PAYROLL DEDUCTIONS
        ------------------

        (a) Payment by a Participant for shares of Common Stock to be purchased by the Participant under the Plan shall be made by authorized payroll deductions from each payment of Compensation to the Participant on each payday during an Option Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of the Participant's Compensation on each such payday in accordance with instructions received from the Participant by the Human Resources Department on the instruction form prescribed by the Committee. Said deduction shall be expressed as a whole number percentage and such percentage also shall be set forth in the Stock Purchase Agreement executed by the Participant.

        (b) Payroll deductions for each Option Period shall commence on the first payday following the Offering Date of the applicable Option Period and shall end on the last payday prior to the Exercise Date of the applicable Option Period, provided, however, that any payday within five (5) business days preceding the Exercise Date shall be included in the immediately subsequent Option Period.

        (c) All amounts deducted from a Participant's Compensation pursuant to this Section 2.2 shall be credited to such Participant's Account. A Participant may not make any additional payments or contributions into his or her Account other than payroll deductions pursuant to the provisions of this Section 2.2.

        (d) A Participant may not increase the percentage of his or her payroll deductions during any Option Period. A Participant may decrease the percentage of his or her payroll deductions on only one occasion during any Option Period by executing and filing a new instruction form with the Human Resources Department. Any such decrease in percentage shall be effective as of the beginning of the next calendar month following the date of filing by the Participant of such new instruction form if such filing occurred at least ten
(10) business days prior to the beginning of such month or, if such filing did not occur at least ten (10) business days prior to the beginning of such month, as of the beginning of the next succeeding calendar month following the date of filing by the Participant of such new instruction form.

        (e) A Participant may increase or decrease the percentage of his or her payroll deductions for any subsequent Option Period by filing notice thereof and by executing and filing a new instruction form with the Human Resources Department at least thirty (30) days prior to the Offering Date on which such subsequent Option Period commences.

        (f) By filing a written notice with the Human Resources Department, a Participant during an Option Period may discontinue his or her payroll deductions but have the payroll deductions previously made by him or her during that Option Period remain in the Participant's Account to purchase Common Stock on the Exercise Date of such Option Period, provided that he or she is an Employee as of that Exercise Date. If a Participant discontinues payroll deductions during an Option Period pursuant to this Section 2.2(f), any amount remaining in the Participant's Account after the purchase of Common Stock on the Exercise Date shall be refunded without interest to the Participant upon the written request of the Participant. Any Participant who discontinues payroll deductions during an Option Period pursuant to this Section 2.2(f) may again become a

Participant for a subsequent Option Period by executing and filing a new Stock Purchase Agreement in accordance with Section 2.1.

                                  ARTICLE III
                              PURCHASE OF SHARES

3.1     OPTION PRICE
        ------------

        The Option Price per share of Common Stock purchased by Participants under the Plan shall be eighty-five percent (85%) of the Fair Market Value on either the Offering Date or the Exercise Date of an Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share of the Common Stock.

3.2     GRANT OF OPTION
        ---------------

        Subject to the provisions of the Plan, on the Offering Date for each Option Period, each Participant shall be and hereby is granted an option to purchase on the Exercise Date of such Option Period the largest number of whole shares of Common Stock which can be purchased with the amount determined by dividing the amount of the Participant's payroll deductions credited to and retained in the Participant's Account as of such Exercise Date by the Option Price per share.

3.3     PURCHASE OF SHARES
        ------------------

        Subject to the provisions of the Plan, on the Exercise Date of each Option Period the option granted to a Participant under Section 3.2 on the Offering Date of such Option Period shall be exercised automatically and the largest number of whole shares of Common Stock subject to such option shall be purchased by the Participant by charging the Participant's Account with the amount equal to the aggregate Option Price of the largest number of whole shares of Common Stock subject to such option. The balance, if any, in a Participant's Account after such purchase on each Exercise Date shall be carried forward to the immediately succeeding Option Period.

3.4     LIMITATIONS ON PURCHASE
        -----------------------

        Except as the Committee may otherwise provide by an adjustment made pursuant to Section 4.2, no Participant shall purchase more than 5,000 shares of Common Stock with respect to any Option Period. Notwithstanding any provision of this Plan to the contrary, no Participant shall be granted an option under
Section 3.2 which gives the Participant rights to purchase shares pursuant to this Plan that will exceed the limitations imposed by Section 423(b)(8) of the Code relating to an annual $25,000 per Participant limitation on purchases of Common Stock under the Plan.

3.5     TRANSFERABILITY OF RIGHTS
        -------------------------

        During a Participant's lifetime, a Participant's options to purchase shares of Common Stock under the Plan shall be exercisable only by the Participant. Neither amounts credited to a Participant's Account nor any rights of a Participant with regard to an option to purchase shares of Common Stock under the Plan my be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any attempt by a Participant to make any such prohibited assignment, transfer, pledge or disposition shall be null and void and without effect, provided that the Board may treat any such attempted assignment, transfer, pledge or disposition as a notice of withdrawal in accordance with
Section 5.1.

3.6     DELIVERY
        --------

        As promptly as practicable after each Option Period, the Corporation shall arrange the delivery to each Participant of the shares of Common Stock purchased by such Participant during such Option Period, in the manner designated by the Participant, including, but not limited to, delivery of a certificate or certificates representing all or a part of such shares pursuant to Section 4.4, delivery by direct deposit into a book entry account or delivery by direct deposit into a brokerage account as permitted by the Committee.


                                  ARTICLE IV
                      PROVISIONS RELATING TO COMMON STOCK

4.1     COMMON STOCK SUBJECT TO THE PLAN
        --------------------------------

        (a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that may be issued and made available for sale by the Corporation under the Plan shall be 1,500,000 shares, and the Corporation shall reserve such number of shares for purchase by Participants under the Plan. The shares of Common Stock eligible for sale under the Plan shall be authorized but unissued shares of Common Stock.

        (b) If an option under Section 3.2 shall be terminated for any reason without being exercised under Section 3.3, the unissued shares of Common Stock which had been subject to such terminated option shall become available for the grant of additional options under Section 3.2 and for issuance and sale under the Plan.

4.2     CAPITAL ADJUSTMENTS
        -------------------

        In the event of any change or adjustment in the outstanding shares of Common Stock by reason of any stock dividend, stock split (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or other similar change in corporate structure or otherwise, the Committee, in its discretion, may make or provide for a substitution for or adjustment in (i) the number and class of shares or other securities that may be reserved for purchase or purchased under the Plan, (ii) the number of shares covered by each option which has not yet been exercised, (iii) the maximum number of shares that may be purchased by a Participant with respect to any Option Period, (iv) the Option Price, and (v) the aggregate number and class of shares that may be issued and purchased under the Plan.

4.3     INSUFFICIENT SHARES
        -------------------

        Notwithstanding any provision of this Plan to the contrary, if the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number of shares of Common Stock then available for issuance and sale under the Plan, then (i) the Committee shall proportionately reduce the number of shares of Common Stock which would otherwise be purchased by each Participant on such Exercise Date in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date. In such event, the Corporation shall give written notice of such reduction to each Participant affected thereby.

4.4     CONFIRMATION
        ------------

        Each purchase of Common Stock under the Plan by a Participant shall be confirmed by the Corporation in writing to the Participant. A record of all purchases under the Plan shall be maintained by appropriate entries on the books of the Corporation. A Participant may obtain a certificate or certificates for all or part of the shares of Common Stock purchased under the Plan by the Participant by submitting a written request to the Human Resources Department.

4.5     RIGHTS AS STOCKHOLDERS
        ----------------------

        The shares of Common Stock purchased by a Participant on any Exercise Date shall, for all purposes, be deemed to have been issued, sold and transferred to the Participant as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to such shares and the Participant shall have no interest or voting rights in such shares.

                                   ARTICLE V
                         TERMINATION OF PARTICIPATION

5.1     VOLUNTARY WITHDRAWAL
        --------------------

        A Participant may withdraw from the Plan by filing with the Human Resources Department a written notice of withdrawal at any time prior to the close of business on an Exercise Date. Upon withdrawal, (i) the entire amount, if any, in a Participant's Account shall be refunded to the Participant without interest as soon as practicable after receipt of the Participant's notice of withdrawal, (ii) the Participant's option under Section 3.2 for the Option Period during which the Participant filed a notice of withdrawal automatically shall be terminated, (iii) the Participant shall not purchase any shares of Common Stock under Section 3.3 on the Exercise Date for such Option Period, (iv) no further payroll deductions for the purchase of shares of Common Stock under the Plan may be made by the Participant during such Option Period and (v) the withdrawing Participant shall cease to be a Participant under the Plan. Any Participant who withdraws from the Plan pursuant to this Section 5.1 may again become a Participant in accordance with Section 2.1.

5.2     TERMINATION OF ELIGIBILITY
        --------------------------

        If a Participant ceases to be an Employee for any reason then, as of the date such Participant ceases to be an Employee, (i) the entire amount, if any, in the Participant's Account shall as soon as practicable be refunded without interest to the Participant or, in the event of the Participant's death, to the beneficiary designated by the Participant pursuant to Section 6.8, (ii) the Participant's option under Section 3.2 for the Option Period during which the Participant ceases to be eligible automatically shall be terminated, (iii) the Participant shall not purchase any shares of Common Stock under Section 3.3 on the Exercise Date for such Option Period, and (iv) no further payroll deductions for the purchase of shares of Common Stock under the Plan may be made by the Participant during such Option Period.


                                  ARTICLE VI
                              GENERAL PROVISIONS


6.1     NOTICES
        -------

        Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and any such notice or other communications by a Participant to the Corporation under or in connection with the Plan shall be effective when received by the Corporation at the location or by the person designated by the Corporation for receipt thereof.

6.2     CONDITION OF EMPLOYMENT
        -----------------------

        The Plan does not constitute inducement or consideration for the employment or service of any Employee, nor is it a contract between the Corporation or any Affiliate and any Employee. Neither the Plan nor participation in the Plan shall be deemed to create or give any Employee any right to be retained in the service or continued employment of the Corporation or any Affiliate or in any way to affect the right of the Corporation or an Affiliate to terminate an Employee.

6.3     TERMINATION OR AMENDMENT OF THE PLAN
        ------------------------------------

        (a) The Board of Directors may at any time, or from time to time, amend, alter, suspend or terminate the Plan in any respect; provided, however, that no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Corporation's stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal securities exchange upon which the Common Stock then is listed or to maintain the Plan's qualification under Section 423 of the Code, and (ii) each affected Participant if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any option granted prior to the date of such amendment, alteration, suspension or termination. No options may be granted, no shares of Common Stock may be issued and no payroll deductions may be made under the Plan during any suspension or after any termination of the Plan. Any amendment, alteration, suspension or termination of the Plan shall be made in accordance with the applicable provisions of the Code and any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal securities exchange upon which the Common Stock then is listed.

        (b) Notwithstanding Section 6.3(a), the Board shall have the power to change the duration and/or frequency of Option Periods with respect to future offerings without stockholder or Participant approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Option Period to be so effected.

6.4     USE OF FUNDS
        ------------

        All funds received by the Corporation by reason of purchases of Common Stock under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall be under no obligation to segregate such funds.

6.5     LEGAL RESTRICTIONS
        ------------------

        (a) Notwithstanding any other provision of the Plan, the Corporation shall not be obligated to issue or sell shares of Common Stock under the Plan
(i) unless the approval of all regulatory bodies deemed necessary by the Committee has been obtained and unless the issuance, sale and delivery of such shares pursuant to the Plan shall comply, to the Committee's complete satisfaction, with all provisions of federal, state or local law deemed applicable by the Committee and all rules and regulations thereunder, including, without limitation, the Securities Act and the Exchange Act, and the requirements of any securities exchange upon which the Common Stock may then be listed, or (ii) if counsel to the Corporation determines that the issuance, sale or delivery of such shares pursuant hereto would violate any applicable law or regulation.

        (b) All certificates for shares of Common Stock purchased pursuant to the Plan may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such shares and shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Common Stock is listed, and any applicable federal or state securities laws.

6.6     GOVERNING LAW
        -------------

        The Plan and all rights and obligations thereunder shall be governed, construed, administered and enforced in accordance with the laws of the State of Delaware and in accordance with Section 423 of the Code and the regulations promulgated thereunder.

6.7     NOTICE OF DISPOSITION OF SHARES
        -------------------------------

        Each Participant shall agree in writing in the form prescribed by the Committee to promptly give the Corporation notice of any disposition of shares of Common Stock purchased under the Plan that occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased.

6.8     DESIGNATION OF BENEFICIARY
        --------------------------

        A Participant may file with the Human Resources Department a written designation of beneficiary who is to receive shares of Common Stock or cash in the case of the Participant's death. Such designation of beneficiary may be changed by the Participant in writing at any time. In the event of the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Participant's beneficiary for purposes of the Plan shall be the Participant's surviving spouse or, if the Participant is not survived by a spouse, the executor or administrator of the Participant's estate.

6.9     INDEMNIFICATION OF COMMITTEE
        ----------------------------

        In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted or exercised under the Plan, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

6.10    REPORTS
        -------

        Individual accounts shall be maintained for each Participant. A statement of account shall be given to each Participant as promptly as possible following each Exercise Date, which statement shall set forth the amounts credited to such Participant's Account, the Option Price per share for shares purchased by such Participant on such Exercise Date, the number of shares of Common Stock purchased on such Exercise Date and the remaining balance, if any, in such Participant's Account.

6.11    MISCELLANEOUS
        -------------

        (a) The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Corporation, any Affiliate or the Committee, except as expressly provided in the Plan.

        (b) Neither the adoption of the Plan nor its submission to or approval by the stockholders of the Corporation shall be taken to impose any limitations on the powers of the Corporation or its Affiliates to issue, grant, or assume stock, securities, options, warrants, rights or restricted stock otherwise than under this Plan, or to adopt other stock option, restricted stock or stock purchase plans or to impose any requirement of stockholder approval upon the same.

        (c) The interests of any Employee under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided herein.

        (d) No interest shall accrue on any amounts credited to the Accounts of Participants under the Plan.